Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2022 Stock Incentive Plan of Bio-Path Holdings, Inc., of our report dated March 10, 2022, with respect to the consolidated financial statements of Bio-Path Holding, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
March 15, 2023